SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 3100, Fort Worth, Texas 76102
(Address of principal executive offices) Zip Code)

Registrant’s telephone number, including area code          817-820-7080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 21, 2013, Wound Care Innovations, LLC, (“WCI”) a wholly owned subsidiary of Wound Management Technologies, Inc. (the “Company”), entered into a Manufacturer Exclusive Distributor Agreement (the “Agreement”) with Academy Medical, LLC (“Academy”). Under the Agreement, Academy was appointed as the exclusive distributor for certain products in the CellerateRX line to military hospitals, VA hospitals, and certain other facilities operated by the U.S. Departments of Defense and Veterans Affairs.

On October 1, 2013, the WCI and Academy entered into an Amendment B to the agreement, pursuant to which the Agreement was expanded to include certain products in the Company’s surgical line, and to provide for new sales thresholds applicable to both wound care and surgical products.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment A to Manufacturer Exclusive Distributor Agreement, dated August 7, 2013
10.2	Amendment B to Manufacturer Exclusive Distributor Agreement, dated October 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date October 1, 2013	By:	/s/ Robert Lutz, Jr
Name Robert Lutz, Jr
Title Chief Executive Officer